                                  Exhibit 99.5

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                               MARKETING MATERIALS


                                       FOR


                            COLONIAL BANKSHARES, INC.
                                 MHC TRANSACTION








APRIL 28, 2005

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                            COLONIAL BANKSHARES, INC.

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                       STOCK OFFERING MARKETING MATERIALS


                                TABLE OF CONTENTS
                                -----------------


CORRESPONDENCE
--------------

Letter to Eligible Past and Current Customers
Potential Investor Letter (CALL-INS AND COMMUNITY PROSPECTS)
Ryan Beck "Broker Dealer" Letter
Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter

ADVERTISEMENTS
--------------

Tombstone Newspaper Advertisement (OPTIONAL)
Stock Information Center Location Poster

FORMS
-----

Stock Order Form

-----------
NOTE: COMMUNITY INFORMATION MEETINGS FOR POTENTIAL INVESTORS ARE NOT EXPECTED.

NOTE: THE OFFERING PACKAGE WILL BE MAILED ONLY TO ELIGIBLE CURRENT/PAST CUSTOMERS. NO COMMUNITY MEMBERS WILL BE TARGETED, HOWEVER, WE WILL HAVE OFFERING PACKAGES ON HAND FOR A POTENTIAL COMMUNITY OFFERING.

LETTER TO ELIGIBLE DEPOSITORS AND BORROWERS
[COLONIAL BANKSHARES, INC. LETTERHEAD]



Dear Sir/Madam:

As you may recall, in January of 2003, Colonial Bank, FSB reorganized into the mutual holding company structure. As part of this change in our corporate structure, the Bank became a wholly-owned subsidiary of Colonial Bankshares, Inc., our stock holding company. At that time, we also formed Colonial Bankshares, MHC as the mutual holding company parent of Colonial Bankshares, Inc.

I am pleased to announce another exciting change, as well as an investment opportunity. Our Board of Directors recently approved a Stock Issuance Plan (the "Plan") pursuant to which Colonial Bankshares, Inc. is conducting an initial public offering of up to 2,555,070 shares of common stock. As a result, our organization will become partially owned by stockholders, while Colonial Bankshares, MHC will own a majority of our outstanding shares of common stock. The proceeds from the stock offering will provide our organization with increased funds for lending, investment and expansion of our branch network.

AS AN ELIGIBLE COLONIAL BANK, FSB CURRENT OR PAST DEPOSITOR OR A BORROWER AS OF JANUARY 2, 2003 WHOSE BORROWINGS REMAIN OUTSTANDING, YOU HAVE AN OPPORTUNITY, WITHOUT ANY OBLIGATION, TO PURCHASE SHARES OF COMMON STOCK BEFORE SHARES ARE OFFERED FOR SALE TO THE PUBLIC. ALL SHARES WILL BE SOLD AT $10.00 PER SHARE. NO SALES FEE WILL BE CHARGED TO INVESTORS.

PLEASE NOTE THAT:

     |X| Our business focus will not change. The proceeds resulting form the sale of shares will give us additional flexibility to achieve business goals.

     |X| The Plan will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services, with the same Board of Directors and staff.

     |X| Your deposit accounts at the Bank will remain insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. The shares of common stock being offered however, like all common stock, cannot be insured.

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of Colonial Bankshares, Inc. common stock during the offering, complete the enclosed Stock Order Form and return it in the reply envelope provided. STOCK ORDER FORMS, PROPERLY EXECUTED AND WITH FULL PAYMENT, MUST BE RECEIVED (NOT POSTMARKED) PRIOR TO 11:00 A.M. NEW JERSEY TIME, ON ________, 2005.

After the offering concludes, shares of Colonial Bankshares, Inc. common stock are expected to trade on the Nasdaq National Market, under the symbol "___."

I invite you to consider this opportunity to share in our future as a stockholder of Colonial Bankshares, Inc. If you have any questions about the Plan or the stock offering, please contact our Stock Information Center at the number shown below.


Sincerely,



Edward J. Geletka
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                   QUESTIONS?
              CALL OUR STOCK INFORMATION CENTER AT (856) 451-3374,
      FROM 10:00 A.M. TO 4:00 P.M., NEW JERSEY TIME, MONDAY THROUGH FRIDAY

POTENTIAL INVESTOR LETTER (FOR POSSIBLE COMMUNITY OFFERING)
[COLONIAL BANKSHARES, INC. LETTERHEAD]



Dear Friend:

I am pleased to inform you that Colonial Bankshares, Inc., the parent company of Colonial Bank, FSB, is conducting an initial public stock offering, of up to 2,555,070 shares of common stock. All shares will be sold at $10.00 per share. No sales fee will be charged to investors.

Enclosed please find a Prospectus describing our organization and the stock offering. If you are interested in purchasing shares of Colonial Bankshares, Inc. common stock during the offering, complete the enclosed Stock Order Form and return it in the reply envelope provided. STOCK ORDER FORMS, PROPERLY EXECUTED AND WITH FULL PAYMENT, MUST BE RECEIVED (NOT POSTMARKED) PRIOR TO 11:00 A.M. NEW JERSEY TIME, ON _________, 2005.

After the offering concludes, shares of Colonial Bankshares, Inc. common stock are expected to trade on the Nasdaq National Market, under the symbol "____."

If you have questions regarding the offering, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below.

Sincerely,



Edward J. Geletka
President and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                                   QUESTIONS?
              CALL OUR STOCK INFORMATION CENTER AT (856) 451-3374,
      FROM 10:00 A.M. TO 4:00 P.M., NEW JERSEY TIME, MONDAY THROUGH FRIDAY

RYAN BECK "BROKER DEALER" LETTER
[RYAN BECK LETTERHEAD]




Dear Sir/Madam:

At the request of Colonial Bankshares, Inc., we are enclosing materials regarding the offering of shares of Colonial Bankshares, Inc. common stock. We have included a Prospectus describing the stock offering.

Ryan Beck & Co., Inc. has been retained by Colonial Bankshares, Inc. as selling agent in connection with the stock offering.



Sincerely,
Ryan Beck & Co.










THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


-----------------------------
NOTE: TO ACCOMPANY EITHER COVER LETTER.

STOCK ORDER ACKNOWLEDGMENT LETTER

[imprinted with name & address of subscriber]


DATE
                           STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Colonial Bankshares, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at (856) 451-3374, from 10:00 a.m. to 4:00 p.m., New Jersey time, Monday through Friday. Refer to the batch and order number listed below.

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ORDER INFORMATION:
------------------
BATCH #:   _____
ORDER #: _____
NO. OF SHARES REQUESTED:  _________
OFFERING CATEGORY:  _____ (subject to verification; see descriptions below)
--------------------------------------------------------------------------------


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STOCK REGISTRATION:
-------------------
NAME 1
NAME 2
NAME 3
ADDRESS 1
ADDRESS 2
CITY, STATE, ZIP
OWNERSHIP TYPE:  ______
SOCIAL SECURITY #/TAX ID#:  ___-__-____
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THIS LETTER ACKNOWLEDGES ONLY THAT YOUR ORDER AND PAYMENT HAVE BEEN RECEIVED. IT
DOES NOT GUARANTEE THAT YOUR ORDER WILL BE FILLED, EITHER COMPLETELY OR PARTIALLY. PURCHASE LIMITATIONS AND SHARE ALLOCATION PROCEDURES IN THE EVENT OF OVERSUBSCRIPTION ARE DESCRIBED IN THE PROSPECTUS DATED _______, 2005, IN THE SECTION ENTITLED "THE OFFERING."

The offering period ends at 11:00 a.m. New Jersey time, on _____, 2005. We must receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,
COLONIAL BANKSHARES, INC.

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OFFERING CATEGORY DESCRIPTION:
     1. Depositors of Colonial Bank, FSB with a minimum of $50.00 on deposit on October 31, 2003;
     2.   Tax-Qualified Employee Benefit Plans;
     3. Depositors of Colonial Bank, FSB with a minimum of $50.00 on deposit on March 31, 2005;
     4. Depositors of Colonial Bank, FSB with a minimum of $50.00 on deposit on __, 2005, or borrowers as of January 2, 2003 whose loans remained outstanding on ______, 2005;
     5. COMMUNITY OFFERING - Residents of Cumberland or Gloucester Counties, New Jersey;
     6. COMMUNITY OFFERING - Persons not qualified in any of the above categories.

---------------------------------
NOTE: PRINTED AND MAILED IN THE STOCK INFORMATION CENTER AFTER AN ORDER IS PROCESSED.

STOCK CERTIFICATE MAILING LETTER
[COLONIAL BANKSHARES, INC. LETTERHEAD]

Dear Stockholder:

I would like to welcome you as a stockholder of Colonial Bankshares, Inc. A total of _______ shares were purchased by investors at $10.00 per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have any questions about your certificate, please contact our Transfer Agent:

                                    BY MAIL:
                          Registrar & Transfer Company
                                10 Commerce Drive
                               Cranford, NJ 07016
                                       or
                                    BY PHONE:
                                 (800) 368-5948
                                       or
                                    BY EMAIL:
                                  info@rtco.com

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent, so that you will continue to receive all stockholder communications.

IF YOU SUBMITTED A CHECK OR MONEY ORDER IN FULL OR PARTIAL PAYMENT FOR YOUR STOCK ORDER, you have received, or soon will receive, a check. It reflects interest at Colonial Bank, FSB's passbook rate of ___% APY, calculated from the date your funds were received until ____, 2005.

IF YOUR STOCK ORDER WAS TO BE PAID IN FULL OR IN PART BY AUTHORIZING A WITHDRAWAL FROM A COLONIAL BANK, FSB DEPOSIT ACCOUNT, the withdrawal necessary to pay for your shares has been made. Interest was earned at your account's contractual rate and was credited to your account through the date of withdrawal, _______, 2005.

Shares of Colonial Bankshares, Inc. common stock trade on the Nasdaq National Market, under the symbol "____".

Thank you for participating in our offering.

Sincerely,



Edward J. Geletka
President and Chief Executive Officer

---------------------------------
NOTE: THIS LETTER WILL BE TAILORED IN THE EVENT OF OVERSUBSCRIPTION. THE LETTER WILL BE PRINTED AND MAILED BY THE TRANSFER AGENT.

TOMBSTONE NEWSPAPER ADVERTISEMENT - OPTIONAL
(ASSUMES A COMMUNITY OFFERING IS CONDUCTED)



                        COLONIAL BANKSHARES, INC. [LOGO]
                     HOLDING COMPANY FOR COLONIAL BANK, FSB



                             UP TO 2,555,070 SHARES
                                  COMMON STOCK


                                $10.00 PER SHARE
                                 PURCHASE PRICE



Colonial Bankshares, Inc., the stock holding company for Colonial Bank, FSB, is conducting its initial public offering of common stock.


THIS OFFERING EXPIRES AT 11:00 A.M. NEW JERSEY TIME, ON ___________, 2005.


To receive a Prospectus and stock order form, you may call or visit our Stock Information Center, open Monday through Friday, 10:00 a.m. to 4:00 p.m. The Stock Information Center is located at Colonial Bank, FSB's main office at 85 West Broad Street, Bridgeton. The Stock Information Center phone number is (856) 451-3374.





THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

STOCK INFORMATION CENTER LOBBY POSTER




                                   LOOKING FOR



                          THE COLONIAL BANKSHARES, INC.
                            STOCK INFORMATION CENTER?






                     PLEASE CHECK WITH ONE OF OUR ASSOCIATES